Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 18, 2021, relating to the financial statements of Hims & Hers Health, Inc. (f/k/a Oaktree Acquisition Corp.) appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020.    We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 27, 2021